                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 99.3

                        INDEX TO FINANCIAL STATEMENTS OF
                     BALLY TOTAL FITNESS HOLDING CORPORATION

Report of independent auditors                                                                                     F-2

Consolidated Balance Sheet at December 31, 2002 and 2001                                                           F-3

Consolidated Statement of Income for the years ended December 31, 2002, 2001, and 2000                             F-5

Consolidated Statement of Stockholders' Equity for the years ended December 31, 2002, 2001 and 2000                F-6

Consolidated Statement of Cash Flows for the years ended December 31, 2002, 2001 and 2000                          F-7

Notes to Consolidated Financial Statements for the years ended December 31, 2002, 2001 and 2000                    F-9


REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Bally Total Fitness Holding Corporation

         We have audited the accompanying consolidated balance sheets of Bally Total Fitness Holding Corporation as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bally Total Fitness Holding Corporation at December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

         As discussed in the Goodwill, trademarks and intangible assets note to the consolidated financial statements, in 2002, the Company changed its method of accounting for goodwill and intangible assets.

                                                               ERNST & YOUNG LLP

Chicago, Illinois
February 12, 2003, except for Note
  "Condensed Consolidating Financial
  Statements" as to which the date is
  June 26, 2003 and Note "Subsequent
  Events" as to which the date is
  August 12, 2003

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                           CONSOLIDATED BALANCE SHEET
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                        DECEMBER 31
                                                               ----------------------------
                                                                   2001           2002
                                                               -------------  -------------
ASSETS
Current assets:
  Cash and equivalents.......................................  $       9,310  $      12,907
  Installment contracts receivable, net......................        254,412        271,531
  Other current assets.......................................         99,098         92,764
                                                               -------------  -------------
     Total current assets....................................        362,820        377,202
Installment contracts receivable, net........................        273,607        251,074
Property and equipment, at cost:
  Land.......................................................         38,125         43,415
  Buildings..................................................        140,972        150,228
  Leasehold improvements.....................................        673,737        717,664
  Equipment and furnishings..................................        265,916        284,845
                                                               -------------  -------------
                                                                   1,118,750      1,196,152
  Accumulated depreciation and amortization..................       (490,116)      (538,613)
                                                               -------------  -------------
     Net property and equipment..............................        628,634        657,539
Goodwill.....................................................        226,701        242,854
Trademarks...................................................          6,969          6,969
Intangible assets, less accumulated amortization of $8,873
  and $9,453.................................................          3,367          2,786
Deferred income taxes........................................         76,104         81,314
Deferred membership origination costs........................        112,959        119,484
Other assets.................................................         25,729         32,652
                                                               -------------  -------------
                                                               $   1,716,890  $   1,771,874
                                                               =============  =============

                             See accompanying notes.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                           CONSOLIDATED BALANCE SHEET
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                        DECEMBER 31
                                                               ----------------------------
                                                                   2001           2002
                                                               -------------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...........................................  $      50,471  $      51,752
  Income taxes payable.......................................          1,974          1,497
  Deferred income taxes......................................         32,346         29,303
  Accrued liabilities........................................         75,309         87,683
  Current maturities of long-term debt.......................         25,302         28,904
  Deferred revenues..........................................        294,930        271,031
                                                               -------------  -------------
     Total current liabilities...............................        480,332        470,170
Long-term debt, less current maturities......................        639,869        697,850
Other liabilities............................................         12,555         10,689
Deferred revenues............................................         71,400         63,689
Stockholders' equity:
  Preferred stock, $.10 par value; 10,000,000 shares
    authorized; none issued
  Series A Junior Participating;
    602,000 shares authorized; none issued
  Common stock, $.01 par value;
    60,200,000 shares authorized; 32,994,596 and
    33,861,964 shares issued.................................            329            338
  Contributed capital........................................        657,546        670,561
  Accumulated deficit........................................       (107,807)      (104,279)
  Unearned compensation (restricted stock)...................        (26,559)       (25,509)
  Common stock in treasury, at cost, 614,039 and 668,539
     shares..................................................        (10,775)       (11,635)
                                                               -------------  -------------
     Total stockholders' equity..............................        512,734        529,476
                                                               -------------  -------------
                                                               $   1,716,890  $   1,771,874
                                                               =============  =============

                             See accompanying notes.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                        CONSOLIDATED STATEMENT OF INCOME
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    YEAR ENDED DECEMBER 31
                                                         -------------------------------------------
                                                             2000           2001           2002
                                                         -----------  --------------  --------------
Net revenues:
  Membership revenue.................................    $   659,279  $      689,547  $      730,589
  Products and services..............................        110,869         144,926         217,667
  Miscellaneous revenue..............................         15,714          17,031          19,622
                                                         -----------  --------------  --------------
                                                             785,862         851,504         967,878
  Special charge to membership receivable reserve....                                        (55,000)
                                                         -----------  --------------  --------------
                                                             785,862         851,504         912,878
Operating costs and expenses:
  Fitness center operations..........................        466,702         496,937         557,749
  Products and services..............................         71,716          91,376         141,570
  Member processing and collection centers...........         43,486          42,304          45,340
  Advertising........................................         51,443          53,995          55,547
  General and administrative.........................         28,964          27,291          32,004
  Special charges....................................          6,500           6,700          17,227
  Depreciation and amortization......................         65,605          72,924          74,346
                                                         -----------  --------------  --------------
                                                             734,416         791,527         923,783
                                                         -----------  --------------  --------------
Operating income (loss)..............................         51,446          59,977         (10,905)
Finance charges earned...............................         68,462          67,258          67,771
Interest expense.....................................        (62,058)        (58,848)        (55,468)
Other, net...........................................          1,760             751            (566)
                                                         -----------  --------------  --------------
                                                               8,164           9,161          11,737
                                                         -----------  --------------  --------------
Income from continuing operations before income tax..         59,610          69,138             832
Income tax benefit...................................         19,000          13,750           4,163
                                                         -----------  --------------  --------------
Income from continuing operations....................         78,610          82,888           4,995
Discontinued operations
   Loss from discontinued operations (net of tax
   benefit of $0.3 in 2002)..........................                         (2,181)         (1,467)
                                                         -----------  --------------  --------------
Net income...........................................    $    78,610  $       80,707  $        3,528
                                                         ===========  ==============  ==============
Basic earnings per common share
  Income from continuing operations..................    $      3.29  $         2.99  $         0.16
  Loss from discontinued operations..................             --            (.08)           (.05)
                                                         -----------  --------------  --------------
  Net income per common share........................    $      3.29  $         2.91  $          .11
                                                         ===========  ==============  ==============
Average common shares outstanding....................     23,858,486      27,744,046      32,163,019
Diluted earnings per common share
  Income from continuing operations..................    $      2.84  $         2.78  $         0.15
  Loss from discontinued operations..................             --            (.08)           (.04)
                                                         -----------  --------------  --------------
  Net income per common share........................    $      2.84  $         2.70  $          .11
                                                         ===========  ==============  ==============
Average diluted common shares outstanding
  (includes 3,793,551, 2,104,154 and 822,712,
  common equivalent shares in 2000, 2001 and
  2002, respectively)................................     27,652,037      29,848,200      32,985,731

Pro forma amounts, assuming the new accounting
  principle is applied retroactively (see note
  "Subsequent Events"):
    Income from continuing operations................    $    73,138  $       79,051  $        6,566
    Net Income.......................................         73,138          76,870           5,099
    Basic net income per common share................           3.07            2.77             .16
    Diluted net income per common share..............           2.64            2.58             .15

                             See accompanying notes.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                              COMMON STOCK                                  UNEARNED
                           -------------------                            COMPENSATION   COMMON       TOTAL
                                          PAR    CONTRIBUTED  ACCUMULATED  (RESTRICTED  STOCK IN   STOCKHOLDERS'
                             SHARES      VALUE     CAPITAL      DEFICIT      STOCK)     TREASURY      EQUITY
                             ------      -----     -------      -------      ------     --------      ------

Balance at December 31,
  1999...................  23,755,394    $ 243    $ 498,093   $ (267,124)   $  (7,978)  $ (10,775) $     212,459
Net income...............                                         78,610                                  78,610
Issuance of common stock
  for acquisitions of
  businesses.............     295,151        3        4,691                                                4,694
Restricted stock
  activity...............      90,000        1        3,779                    (3,779)                         1
Issuance of common stock
  under stock purchase
  and option plans.......     212,401        2        2,076                                                2,078
                           ----------    -----    ---------   ----------    ---------   ---------  -------------
Balance at December 31,
  2000...................  24,352,946      249      508,639     (188,514)     (11,757)    (10,775)       297,842
Net income...............                                         80,707                                  80,707
Sale of common stock.....   2,238,821       22       53,805                                               53,827
Exercise of warrants.....   2,207,104       22       11,587                                               11,609
Issuance of common stock
  for acquisitions of
  businesses.............   2,987,865       30       61,863                                               61,893
Restricted stock
  activity...............     352,500        4       14,802                   (14,802)                         4
Issuance of common stock
  under stock purchase
  and option plans.......     241,321        2        2,850                                                2,852
Income tax benefit from
  stock options
  exercised..............                             4,000                                                4,000
                           ----------    -----    ---------   ----------    ---------   ---------  -------------
Balance at December 31,
  2001...................  32,380,557      329      657,546     (107,807)     (26,559)    (10,775)       512,734
Net income...............                                          3,528                                   3,528
Exercise of warrants.....     250,000        3        2,510                                                2,513
Issuance of common stock
  for acquisitions of
  businesses.............     382,827        4        8,851                                                8,855
Restricted stock
  activity...............     110,000        1         (125)                    1,050                        926
Issuance of common stock
  under stock purchase
  and option plans.......     124,541        1        1,779                                                1,780
Purchases of common
  stock..................     (54,500)                                                       (860)          (860)
                           ----------    -----    ---------   ----------    ---------   ---------  -------------
Balance at December 31,
  2002...................  33,193,425    $ 338    $ 670,561   $ (104,279)   $ (25,509)  $ (11,635) $     529,476
                           ==========    =====    =========   ==========    =========   =========  =============


                               See accompanying notes.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   YEAR ENDED DECEMBER 31
                                                          ---------------------------------------
                                                              2000          2001         2002
                                                          ------------- ------------- -----------
Operating:
  Net income............................................  $     78,610  $     80,707  $     3,528
  Adjustments to reconcile to cash provided:
     Depreciation and amortization, including
       amortization included in interest expense........        69,381        76,865       78,236
     Changes in operating assets and liabilities........       (98,824)      (55,800)     (29,189)
     Stock-based compensation...........................                                      926
                                                          ------------  ------------  -----------
       Cash provided by operating activities............        49,167       101,772       53,501
Investing:
  Purchases and construction of property and
     equipment..........................................      (104,739)      (91,171)     (75,140)
  Purchases of real estate..............................        (3,655)                   (11,510)
  Acquisitions of businesses and other..................        (4,066)      (30,692)      (6,610)
                                                          ------------  ------------  -----------
       Cash used in investing activities................      (112,460)     (121,863)     (93,260)
Financing:
  Debt transactions:
     Net borrowings (repayments) under revolving
       credit agreement.................................        69,500       (51,500)      31,500
     Net borrowings (repayments) of other long-term
       debt.............................................       (18,661)        4,104        9,928
     Debt issuance and refinancing costs................                      (4,569)      (1,505)
                                                          ------------  ------------  -----------
       Cash provided by (used in) debt
          transactions..................................        50,839       (51,965)      39,923
  Equity transactions:
     Proceeds from sale of common stock.................                      53,827
     Proceeds from exercise of warrants.................                      11,609        2,513
     Proceeds from issuance of common stock under
       stock purchase and option plans..................         2,078         2,856        1,780
     Purchases of common stock for treasury.............                                     (860)
                                                          ------------  ------------  -----------
       Cash provided by financing activities............        52,917        16,327       43,356
                                                          ------------  ------------  -----------
Increase (decrease) in cash and equivalents.............       (10,376)       (3,764)       3,597
Cash and equivalents, beginning of year.................        23,450        13,074        9,310
                                                          ------------  ------------  -----------
Cash and equivalents, end of year.......................  $     13,074  $      9,310  $    12,907
                                                          ============  ============  ===========

                             See accompanying notes.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                       YEAR ENDED DECEMBER 31
                                                               --------------------------------------
                                                                  2000          2001         2002
                                                               ------------- ------------- -----------
Supplemental cash flows information:
Changes in operating assets and liabilities, net of
  effects from acquisitions or sales, were as follows:
     Decrease (increase) in installment contracts
       receivable.......................................       $   (65,226)  $     5,189  $     5,414
     Decrease (increase) in other current and other
       assets...........................................           (22,397)       (3,195)       6,272
     Decrease (increase) in deferred membership
       origination costs................................            (7,934)        1,170       (6,525)
     Increase (decrease) in accounts payable............             1,974        (5,600)       1,281
     Decrease in income taxes...........................           (20,132)      (16,780)      (4,814)
     Increase in accrued and other liabilities..........             2,496           382        9,592
     Increase (decrease) in deferred revenues...........            12,395       (36,966)     (40,409)
                                                               -----------   -----------  -----------
                                                               $   (98,824)  $   (55,800) $   (29,189)
                                                               ===========   ===========  ===========
Cash payments for interest and income taxes were as follows:

  Interest paid.........................................       $    61,982   $    60,256  $    53,936
  Interest capitalized..................................            (3,959)       (3,984)      (2,942)
  Income taxes paid, net................................             1,132         3,029          403
Investing and financing activities exclude the following
  non-cash transactions:

     Acquisition of property and equipment through
       capital leases/borrowings........................       $    28,892   $    23,472  $    10,991
     Acquisitions of businesses with common stock.......             4,695        62,132        8,855
     Restricted stock activity..........................             3,779        14,802       (1,050)
     Assumed debt related to acquisitions of
       businesses.......................................             7,577         3,862        2,846
     Tax benefit from exercise of employee stock
       options..........................................                           4,000

                             See accompanying notes.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

    The accompanying consolidated financial statements include the accounts of Bally Total Fitness Holding Corporation (the "Company") and the subsidiaries that it controls. The Company, through its subsidiaries, is a nationwide commercial operator of fitness centers with 412 facilities, at February 28, 2003, located in 29 states and Canada. The Company operates in one industry segment, and all significant revenues arise from the commercial operation of fitness centers, primarily in major metropolitan areas in the United States and Canada. Unless otherwise specified in the text, references to the Company include the Company and its subsidiaries.

    The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which require the Company's management to make estimates and assumptions that affect the amounts reported therein. Actual results could vary from such estimates. Certain prior-year amounts have been reclassified to conform to the current-year presentation.

Cash Equivalents

    The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. The carrying amount of cash equivalents approximates fair value due to the short maturity of those instruments.

Property and Equipment

    Depreciation of buildings, equipment and furnishings (including assets under capital leases) is provided on the straight-line method over the estimated useful lives of the related assets. Buildings are depreciated over 30 years and useful lives for equipment and furnishings range from three to 15 years. Amortization of leasehold improvements is provided on the straight-line method over the lesser of the estimated useful lives of the improvements or the lease periods. Depreciation and amortization of property and equipment was $73,793, $64,875 and $57,875 for 2002, 2001 and 2000, respectively.

Deferred Finance Costs

    Deferred finance costs are amortized over the terms of the related debt using the straight-line method. Included in "Other assets" at December 31, 2002 and 2001 were deferred finance costs of $10,015 and $12,056 respectively, net of accumulated amortization of $17,517 and $13,874, respectively.

Membership Revenue Recognition

    The Company's fitness centers primarily offer a dues membership, which permits members, upon paying an initial membership fee, which may be financed, to maintain their membership on a month-to-month basis as long as monthly dues payments are made. Initial membership fees may be paid in full when members join or may be financed via installment contracts over periods ranging up to 36 months. Revenues from initial membership fees (net of any related allowances) are deferred and recognized ratably over the weighted-average expected life of the memberships, which for paid-in-full memberships and financed memberships sold have been calculated to be 36 months and 22 months, respectively. Costs directly related to the origination of memberships (substantially all of which are sales commissions paid) are also deferred and are amortized using the same methodology as for initial membership fees described above. The provision for doubtful receivables and cancellations is charged directly against membership revenue. Dues revenue is recorded as monthly services are provided. Accordingly, when dues are prepaid, the prepaid portion is deferred and recognized over the applicable term. Installment contracts bear interest at, or are adjusted for financial accounting purposes at the time the contracts are sold to,

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

rates for comparable consumer financing. Unearned finance charges are amortized over the term of the contracts on the sum-of-the-months-digits method, which approximates the interest method.

    Components of deferred revenues as of December 31, 2002 and 2001 are as follows:

                                                   CURRENT    LONG-TERM     TOTAL
                                                 -----------  ---------  -----------
2002:
  Financed initial membership fees deferred...   $   194,414  $  39,154  $   233,568
  Paid-in-full initial membership fees
     deferred.................................        17,039     11,050       28,089
  Prepaid dues................................        59,578     13,485       73,063
                                                 -----------  ---------  -----------
                                                 $   271,031  $  63,689  $   334,720
                                                 ===========  =========  ===========
2001:
  Financed initial membership fees deferred...   $   223,577  $  44,440  $   268,017
  Paid-in-full initial membership fees
     deferred.................................        18,123     11,995       30,118
  Prepaid dues................................        53,230     14,965       68,195
                                                 -----------  ---------  -----------
                                                 $   294,930  $  71,400  $   366,330
                                                 ===========  =========  ===========


    Gross committed membership fees represent the gross contracted value of memberships originated during the periods, inclusive of initial membership fees, monthly dues, finance charges, and products and services included in membership programs. It is measured on a gross basis before consideration of our provision for doubtful accounts and cancellations and without deferral of initiation fee revenue, and includes the future potential collection of dues revenue over the initial term of membership. This data is presented in order to expand the presentation of originating membership data as the Company now operates under several brands, membership structures and an evolving menu of products and services accompanying certain membership programs. The following is a reconciliation of gross committed membership fees to initial membership fees originated, net for the years ended December 31, 2002, 2001 and 2000:

                                                    2000          2001            2002
                                               -------------  -------------   -------------
Gross committed membership fees.............   $   1,073,775  $   1,073,619   $   1,132,634
Less: Committed monthly dues................        (141,286)      (144,939)       (233,039)
  Provision for doubtful receivables and
     cancellations..........................        (337,076)      (335,628)       (329,308)
  Unearned finance charges and other........        (165,976)      (169,103)       (172,947)
  Products and services revenues included
     in membership programs.................         (41,888)       (55,155)        (78,246)
                                               -------------  -------------   -------------
Initial membership fees originated,
  net.......................................   $     387,549  $     368,794   $     319,094
                                               =============  =============   =============

    Components of membership revenue as presented in the accompanying consolidated statement of income for the years ended December 31, 2002, 2001 and 2000 are as follows:

                                          2000         2001        2002
                                      ------------ ----------- -----------
Initial membership fees:
  Originated, net...................  $   387,549  $   368,794 $   319,094
  Decrease (increase) in deferral...      (10,449)      24,011      36,478
                                      -----------  ----------- -----------
                                          377,100      392,805     355,572
Dues:
  Dues collected....................      284,125      283,787     371,086
  Decrease (increase) in deferral...       (1,946)      12,955       3,931
                                      -----------  ----------- -----------
                                          282,179      296,742     375,017
                                      -----------  ----------- -----------
Membership revenues.................  $   659,279  $   689,547 $   730,589
                                      ===========  =========== ===========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

Products and Services

                                             2000        2001        2002
                                         ----------- ----------- -----------
Net revenues:
  Retail and nutritional supplements:
     Membership programs...............  $    23,507 $    30,034 $    28,787
     Direct sales......................       33,251      43,099      53,757
  Personal training:
     Membership programs...............       18,381      25,121      49,459
     Direct sales......................       31,203      39,347      78,968
  Financial services...................        4,527       7,325       6,696
                                         ----------- ----------- -----------
                                             110,869     144,926     217,667
Direct operating costs and expenses:

  Retail and nutritional supplements...       41,183      51,629      64,201
  Personal training....................       30,533      39,747      77,369
                                         ----------- ----------- -----------
                                              71,716      91,376     141,570
                                         ----------- ----------- -----------
Direct operating margin................  $    39,153 $    53,550 $    76,097
                                         =========== =========== ===========

    The Company offers personal training services in most club locations and operated approximately 392, 365 and 340 retail store locations within clubs as of December 31, 2002, 2001 and 2000, respectively. The Company offers Bally-branded and third-party nutritional supplements in its retail store locations and through direct sales to members. Retail and nutritional product inventory is carried at the lower of cost or market value. Sales of multiple-session personal training packages are deferred and recognized as personal training services are performed.

    The Company also offers a number of new membership programs, which include Bally-branded nutritional supplements and personal training services. The value of products and services revenue included in new membership programs is determined based on the retail value of such products and services, and is recognized upon delivery to new members as "products and services" revenue in the accompanying consolidated statement of income.

Stock-based Compensation

    The Company has stock-based employee compensation plans which are described more fully in the Stock plans note to the consolidated financial statements. The Company has elected to account for stock-based compensation by applying Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), because the alternative fair value accounting provided for under Statements of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), requires use of option valuation models that were not developed for use in valuing stock options. Under APB No. 25, because the exercise price of the Company's stock options equals the market price of the Common Stock on the date of grant, no compensation expense is recognized.

EARNINGS PER COMMON SHARE

    Basic earnings per common share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during each year, which totaled 32,163,019 shares, 27,744,046 shares and 23,858,486 shares for 2002, 2001 and 2000, respectively. Diluted earnings per common share is computed by dividing net income by the weighted-average number of shares of common stock and common stock equivalents outstanding during each year, which totaled 32,985,731 shares, 29,848,200 shares and 27,652,037 shares for 2002, 2001 and
2000, respectively. Common stock equivalents represent the dilutive effect of the assumed exercise of outstanding warrants and stock options. Common stock equivalents increased the weighted-average number of shares outstanding for diluted earnings per common share by 822,712 shares, 2,104,154 shares and 3,793,551 shares for 2002, 2001 and 2000, respectively. Options outstanding to purchase 3,049,375 shares, 1,416,300 shares and 1,446,218 shares of common stock at December 31, 2002, 2001, and 2000, respectively, were not included in the computation of diluted earnings per share because the exercise prices of the options

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

were greater than the average market prices of the Company's common shares. The range of exercise prices per share for these options was between $12.00 and $36.00, $21.38 and $36.00, and $26.25 and $36.00 at December 31, 2002, 2001, and
2000, respectively.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (SFAS No. 143). SFAS No. 143 addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets. It requires that we recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are then capitalized as part of the carrying amount of the long-lived asset. In the first quarter of 2003, the Company implemented the provisions of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations. As a result, a non-cash cumulative adjustment of $165 was recorded to provide for estimated future restoration obligations on the Company's leaseholds.


    In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS No. 146). SFAS No. 146 addresses the accounting and reporting for costs associated with restructuring activities. This new standard changes the timing of the recognition of restructuring charges. Liabilities for restructuring costs will be required to be recognized when the liability is incurred rather than when we commit to the plan. SFAS No. 146 is effective for restructuring activity initiated after December 31, 2002. We do not anticipate that the adoption of this statement will have a material impact on our financial position, results of operations or cash flows.

GOODWILL, TRADEMARKS AND INTANGIBLE ASSETS

    Prior to the implementation in the first quarter of 2002 of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS No. 142), goodwill had been amortized on the straight-line method over periods ranging up to 40 years from dates of acquisition. Amounts assigned to acquired operating lease rights, are being amortized on the straight-line method over the remaining lease periods (six to 20 years). Also in 2000, we purchased certain marks, including the "Bally Total Fitness" service mark, from their owner. Prior to this purchase, the marks were used pursuant to a long-term trademark license agreement. At December 31, 2002, these trademarks had a net book value of $6,969. Prior to the implementation of SFAS No. 142 the Company annually evaluated whether the carrying value of goodwill warranted revision, generally considering expectations of future profitability and cash flows (undiscounted and without interest charges) on a consolidated basis. No revisions have been recorded. As a result of the adoption of SFAS No. 142 the Company ceased amortization of goodwill and indefinite lived trademarks in 2002 in accordance with the provisions of this standard. Upon adoption, the Company determined that the value of recorded goodwill was not impaired. Based on the decline in the Company's common stock price below book value per share, the Company performed an assessment of business valuation and concluded that no impairment of goodwill has occurred based on current projections of future cash flows. The following table presents prior year net income and earnings per share adjusted to add back goodwill and trademark amortization:

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                              YEAR ENDED 2000
                                           --------------------------------------------------
                                                                           EARNINGS PER SHARE
                                                               ------------------------------
                                            NET INCOME            BASIC              DILUTED
                                           -----------         ----------           ---------

As reported                                $    78,610         $     3.29           $    2.84
Add back: amortization                           7,051               0.30                0.26
                                           -----------         ----------           ---------
As adjusted                                $    85,661         $     3.59           $    3.10
                                           ===========         ==========           =========

                                                                              YEAR ENDED 2001
                                           --------------------------------------------------
                                                                           EARNINGS PER SHARE
                                                               ------------------------------
                                            NET INCOME            BASIC              DILUTED
                                           -----------         ----------           ---------

As reported                                $    80,707         $     2.91           $    2.70
Add back: amortization                           7,632               0.27                0.26
                                           -----------         ----------           ---------
As adjusted                                $    88,339         $     3.18           $    2.96
                                           ===========         ==========           =========

ACQUISITIONS

    In April 2002, we completed the acquisition of Planet Fitness, a fitness chain in the New England area. The purchase price of approximately $12,200 included $3,350 in cash, $2,900 in assumed debt and approximately 383,000 shares of the Company's common stock. The portion of the purchase price allocated to goodwill was $11,521. On December 31, 2001, we acquired Crunch Fitness, a privately held operator of 19 fitness centers located in New York City, Atlanta, Chicago, San Francisco, Los Angeles and Miami. The purchase price of approximately $90,000 included $23,500 in cash, $3,862 in assumed debt and approximately three million shares of the Company's common stock. The portion of the purchase price allocated to goodwill totaled approximately $89,000. On an unaudited proforma basis, excluding goodwill amortization, Crunch had 2001 net revenues of approximately $74,400 and operating income of approximately $10,100. During 2000, we acquired 13 fitness centers in the Portland, Oregon area, three fitness centers in the San Diego, California area and one fitness center in Pittsburgh, Pennsylvania.

SPECIAL CHARGES

    In connection with intentions to seek alternatives for the financing portion of our business model, management undertook a study to determine the net realizable values of recent years' sales activity and membership installment contracts receivable on an accelerated monetization basis. Previously, the method for estimating the adequacy of balance sheet reserves did not assume an accelerated monetization scenario. Given that the receivables portfolio may be substantially monetized during the next 12 to 18 months, strengthening of our membership receivable reserves was warranted and a pretax non-cash charge of $55,000 which was netted against net revenues has been provided in the fourth quarter of 2002.

    A fourth quarter 2002 special charge of $7,330 was recorded to provide for amounts related to a separation agreement entered into when our former CEO retired. Also in the fourth quarter, we recorded a $3,400 write down of inventory to recognize inventory shortages discovered upon installation of a more sophisticated in-club computer system. During the third quarter of 2002, we recorded a special charge of $6,500 to settle a class action lawsuit arising in the early 1990's. In the first quarter of 2002, we reduced our tax valuation allowance against net operating losses realized in prior periods by $4,000. This adjustment decreased the income tax provision, increasing net income.

    In the third quarter of 2001, we recorded $6,700 of special charges of which $4,200 was principally related to cancelled or reformatted marketing events and other direct or indirect costs from disruptions and shutdowns of various club operations

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

and programs resulting from the September 11th tragedies. Special charges also included a one-time markdown of retail apparel in connection with management's strategic repositioning of in-club retail stores, adding juice bars to replace slow moving, lower margin fashion apparel.

    In the fourth quarter of 2000, a non-cash charge of $6,500 was recorded for the write off of third-party internet investments.

INSTALLMENT CONTRACTS RECEIVABLE

                                                                2001         2002
                                                            -----------  -----------
Current:
  Installment contracts receivable........................  $   366,981  $   404,707
  Unearned finance charges................................      (44,898)     (36,015)
  Allowance for doubtful receivables and cancellations....      (67,671)     (97,161)
                                                            -----------  -----------
                                                            $   254,412  $   271,531
                                                            ===========  ===========
Long-term:
  Installment contracts receivable........................  $   358,115  $   343,749
  Unearned finance charges................................      (21,675)     (22,396)
  Allowance for doubtful receivables and cancellations....      (62,833)     (70,279)
                                                            -----------  -----------
                                                            $   273,607  $   251,074
                                                            ===========  ===========

    The carrying amount of installment contracts receivable at December 31, 2002 and 2001 approximates fair value based on discounted cash flow analyses, using interest rates in effect at the end of each year comparable to similar consumer financing contracts. Installment contracts receivable are generally written-off after 90 days for members who do not make a first payment and after 180 days for other account delinquencies. The Company completed one bulk sale of its membership receivable portfolio in 2002 and two bulk sales in 2001. These sales, to a major financial institution at net book value, consisted of a random cross-section of the Company's membership receivable portfolio and yielded initial proceeds of $23,345 and $105,000 in 2002 and 2001, respectively. The Company services the sold accounts and remits collections to the financial institution less a servicing fee. The Company has retained in its installment contracts receivable balance at December 31, 2002 and 2001, amounts by which the sold portion of the portfolio exceeded the advance rate proceeds, which includes the value of future accounts to be written-off, related allowances and expected additional sales proceeds.

OTHER CURRENT ASSETS

                                                               2001         2002
                                                            -----------  -----------
Dues receivable.......................................      $    42,785  $    42,171
Inventory.............................................           17,161       12,967
Other.................................................           39,152       37,626
                                                            -----------  -----------
                                                            $    99,098  $    92,764
                                                            ===========  ===========

ACCRUED LIABILITIES

                                                               2001          2002
                                                            -----------  -----------
Payroll and benefit-related liabilities                     $    27,408  $    32,526
Interest...............................                           6,274        7,092
Taxes other than income taxes..........                           7,668        5,187
Other..................................                          33,959       42,878
                                                            -----------  -----------
                                                            $    75,309  $    87,683
                                                            ===========  ===========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

LONG-TERM DEBT

                                                                       2001         2002
                                                                   -----------  -----------
Nonsubordinated:
  Securitization, Series 2001-1.................................   $    50,000  $   155,000
  Securitization, Series 1996-1.................................        74,581
  Term loan, due 2004...........................................       134,750      132,910
  Revolving credit facility.....................................        18,000       49,500
  Capital lease obligations.....................................        34,044       35,548
  Other secured and unsecured obligations.......................        54,771       54,602
Subordinated:
  9 7/8% Series B Senior Subordinated Notes due 2007............           236          236
  9 7/8% Series D Senior Subordinated Notes due 2007, less
     unamortized discount of $976 and $807......................       298,789      298,958
                                                                   -----------  -----------
Total long-term debt............................................       665,171      726,754
                                                                   -----------  -----------
Current maturities of long-term debt............................       (25,302)     (28,904)
                                                                   -----------  -----------
Long-term debt, less current maturities.........................   $   639,869  $   697,850
                                                                   ===========  ===========

    In December 2001, the Company amended its three-year bank credit facility, increasing the aggregate amount available to $225,000, consisting of a three-year, $135,000 term loan due November 2004 and a $90,000 three-year revolving credit facility maturing November 2004. The amount available under the revolving credit facility is reduced by any outstanding letters of credit, which cannot exceed $30,000. At December 31, 2002, $49,500 had been drawn on the revolving credit facility and outstanding letters of credit totaled $4,610. The rate of interest on borrowings is at the Company's option, generally based upon either the agent bank's prime rate plus 1.75% or a Eurodollar rate plus 2.75% for the revolving credit facility and the agent bank's prime rate plus 2.50% or a Eurodollar rate plus 3.50% for the term loan. A fee of 1.75% on outstanding letters of credit is payable quarterly. A commitment fee of one-half of 1% is payable quarterly on the unused portion of the revolving credit facility. The credit facility is secured by substantially all real and personal property (excluding installment contracts receivable) of the Company. The term loan is repayable in quarterly installments of $460, which commenced March 31, 2002 and the final balance becomes due in November 2004.

    In December 1996, the Company refinanced its securitization facility by completing a private placement of asset-backed securities (the "Securitization") pursuant to the H&T Master Trust (the "Trust"). The Trust includes a portfolio of substantially all of the Company's installment contracts receivable from membership sales and the proceeds thereof.

    The amortization of Series 1996-1 commenced in August 2001, and the Series 1996-1 was repaid in full in August 2002. In November 2001, the Company established a $155,000 floating rate accounts receivable-backed revolving facility (the "Series 2001-1"), under the Trust to refinance the Series 1996-1 securitization. As of December 31, 2002, the revolving balance under the Series 2001-1 certificates was $155,000. The Series 2001-1 certificates bear interest (1.41% at December 31, 2002) at a floating commercial paper rate capped at 8.50% pursuant to an interest rate cap agreement. An administrative fee of 1.00% and a program fee of .75% on the outstanding certificate amount is payable monthly. A commitment fee of .50% of the total commitment, reduced by the outstanding certificate amount is also payable monthly. Through November 2003, the principal amount of the Series 2001-1 floating certificates is variable, and collections of installment contracts receivable flow through to the Company in exchange for the securitization of additional installment contracts receivable, except that collections are first used to fund interest requirements. The amortization period commences in December 2003, after which collections of installment contracts receivable will be used first to fund interest requirements and then to repay principal on the certificates. The amortization period ends upon the earlier to occur of the certificates being repaid in full or January 2007.

    The Company leases certain equipment under capital leases expiring in periods ranging from one to five years. Included in "Property and equipment" at December 31, 2002 and 2001 were assets under capital leases of $46,740 and $43,016, respectively, net of accumulated amortization of $31,043 and $22,198, respectively.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

         In December 1998, the Company, through a private placement, issued $75,000 aggregate principal amount of 9 7/8% Series C Senior Subordinated Notes due 2007 (the "Series C Notes") at a discount to yield an interest rate of 10.2%. The Series C Notes were pari passu with the $225,000 Series B Notes issued in 1997. In June 1999, the Company exchanged the Series B and Series C Notes for a like principal amount of 9 7/8% Series D Senior Subordinated Notes due 2007 (the "Series D Notes"). The terms of the Series D Notes are substantially identical to the terms of the Series B and Series C Notes. The Series D Notes are not subject to any sinking fund requirement but may be redeemed beginning in October 2002, in whole or in part, with premiums ranging from 4.9% in December 2002 to zero in 2005 and thereafter. The payment of the Series D and the Series B Notes not exchanged is subordinated to the payment in full of all senior indebtedness of the Company, as defined (approximately $425,000 at December 31, 2002).

         The revolving credit agreement and the indentures for the 9 7/8% Series B and Series D Notes contain covenants that, among other things and subject to certain exceptions, may limit the ability of the Company to incur additional indebtedness, pay dividends, prepay certain indebtedness, dispose of certain assets, create liens and make certain investments or acquisitions. The revolving credit agreement also requires the maintenance of certain financial covenants.

         Maturities of long-term debt and future minimum payments under capital leases, together with the present value of future minimum rentals as of December 31, 2002, are as follows:


                                       LONG-TERM     CAPITAL
                                         DEBT         LEASES        TOTAL
                                      -----------  -----------   -----------
2003................................  $    17,607  $    14,205   $    31,812
2004................................      350,890       10,965       361,855
2005................................        6,867        7,502        14,369
2006................................        4,430        3,212         7,642
2007................................      308,266        1,687       309,953
Thereafter..........................        3,146       10,697        13,843
                                      -----------  -----------   -----------
                                          691,206       48,268       739,474
Less amount representing interest...                   (12,720)      (12,720)
                                      -----------  -----------   -----------
                                      $   691,206  $    35,548   $   726,754
                                      ===========  ===========   ===========

         The fair value of the Company's long-term debt at December 31, 2002 and 2001 approximates its carrying amount except for the Company's subordinated debt, which had a fair market value (based on quoted market prices) of $269,640 and $305,000 at December 31, 2002 and 2001, respectively. The fair values are not necessarily indicative of the amounts the Company could acquire the debt for in a purchase or redemption.

INCOME TAXES

         The income tax benefit applicable to income from continuing operations before income taxes consists of the following:

                                        2000          2001         2002
                                    ------------  ------------  -----------
Current:
  Federal.........................  $       266   $     2,008   $   (1,654)
  State and other.................        1,000         1,250        1,578
Deferred..........................       22,438        22,618          817
Reversal of valuation allowance...      (42,704)      (39,626)      (4,904)
                                    -----------   -----------   ----------
                                    $   (19,000)  $   (13,750)  $   (4,163)
                                    ===========   ===========   ==========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

         Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial accounting and income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 2002 and 2001, along with their classification, are as follows:

                                                  2001                       2002
                                        -------------------------  -------------------------
                                           ASSETS     LIABILITIES    ASSETS      LIABILITIES
                                        -----------   -----------  -----------   -----------
Installment contract revenues.........  $             $    53,637  $             $    58,872
Amounts not yet deducted for tax
  purposes:
  Bad debts...........................       48,543                     72,004
  Other...............................       12,050                     19,816
Amounts not yet deducted for book
  purposes:
  Deferred membership origination
     costs............................                     46,701                     48,951
  Depreciation and capitalized
     costs............................        1,500                      1,897
  Other, net..........................                     18,220                     26,915
Tax loss carryforwards................      176,186                    174,512
                                        -----------   -----------  -----------   -----------
                                            238,279   $   118,558      268,229   $   134,738
                                                      ===========                ===========
Valuation allowance...................      (75,963)                   (81,480)
                                        -----------                -----------
                                        $   162,316                $   186,749
                                        ===========                ===========
Current...............................  $    17,625   $    49,971  $    35,827   $    65,130
Long-term.............................      144,691        68,587      150,922        69,608
                                        -----------   -----------  -----------   -----------
                                        $   162,316   $   118,558  $   186,749   $   134,738
                                        ===========   ===========  ===========   ===========

         At December 31, 2002, estimated federal Alternative Minimum Tax ("AMT") credits and tax loss carryforwards of $3,289 and $362,267, respectively, have been recorded by the Company. The AMT credits can be carried forward indefinitely, while the tax loss carryfowards expire beginning in 2011 through 2021. In addition, the Company has substantial state tax loss carryforwards which began to expire in 2002 and fully expire through 2022. Based upon the Company's past performance and the expiration dates of its carryfowards, the ultimate realization of all of the Company's deferred tax assets cannot be assured. Accordingly, a valuation allowance has been recorded to reduce deferred tax assets to a level which, more likely than not, will be realized.

         In accordance with Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes, the Company reviewed the likelihood of realizing the future benefits of tax loss carryforwards. Based on consistent and growing profitability, before special charges, over the past five years and reasonably expected continuation of these trends, the Company reduced its tax valuation allowance against net operating losses realized in prior periods by $4,000 and $19,000 during 2002 and 2001, respectively. The adjustment in 2002 decreased the income tax provision by $4,000, increasing net income. The adjustment in 2001 decreased the income tax provision by $15,000, increasing net income, and increased paid-in-capital by $4,000. The increase to paid-in-capital was for the tax benefit associated with the Company's stock option and stock purchase plans. The Company will continue to review and evaluate the remaining valuation allowance periodically.

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

         A reconciliation of the income tax benefit with amounts determined by applying the U.S. statutory tax rate to income from continuing operations before income taxes is as follows:

                                                      2000          2001         2002
                                                  ------------  ------------  -----------
Provision (benefit) at U.S. statutory tax rate
  (35%)........................................   $    20,863   $    24,198   $      291
Add (deduct):
  Benefit for change in valuation allowance....       (42,704)      (39,626)      (4,904)
  State income taxes, net of related federal
     income tax effect and valuation
     allowance.................................           822           813        1,037
  Amortization of cost in excess of acquired
     assets....................................         1,953         2,168
  Other, net...................................            66        (1,303)        (587)
                                                  -----------   -----------   ----------
Income tax benefit.............................   $   (19,000)  $   (13,750)  $   (4,163)
                                                  ===========   ===========   ==========

STOCKHOLDERS' EQUITY

         The Series A Junior Participating Preferred Stock, $.10 par value (the "Series A Junior Stock"), if issued, will have a minimum preferential quarterly dividend payment equal to the greater of (i) $1.00 per share and (ii) an amount equal to 100 times the aggregate dividends declared per share of the Company's common stock, par value $.01 per share, ("Common Stock") during the related quarter. In the event of liquidation, the holders of the shares of Series A Junior Stock will be entitled to a preferential liquidation payment equal to the greater of (a) $100 per share and (b) an amount equal to 100 times the liquidation payment made per share of Common Stock. Each share of Series A Junior Stock will have 100 votes, voting together with the shares of Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series A Junior Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary anti-dilution provisions.

         The Board of Directors of the Company adopted a stockholders rights plan (the "Stockholder Rights Plan") and issued and distributed a stock purchase right ("Right") for each share of Common Stock. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Stock at a price of $40.00 per one one-hundredth of a share of Series A Junior Stock, subject to adjustment (the "Purchase Price").

         The Rights are not exercisable or transferable apart from the Common Stock until the occurrence of one of the following: (i) 10 days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of public announcement that a person (other than an Exempt Person, as defined below) or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Common Stock (15% for certain institutional holders) (an "Acquiring Person"), or (ii) 10 days after the date of the commencement of a tender offer or exchange offer by a person (other than an Exempt Person) or group of affiliated or associated persons, the consummation of which would result in beneficial ownership by such person or group of 20% or more of the outstanding shares of Common Stock. "Exempt Persons" include the Company, any subsidiary of the Company, employee benefit plans of the Company, and directors of the Company on January 5, 1996 who were also officers of the Company and Bally Entertainment Corporation.

         In the event that, at any time after a person or group of affiliated or associated persons has become an Acquiring Person, (i) the Company consolidates with or merges with or into any person and is not the surviving corporation,
(ii) any person merges with or into the Company and the Company is the surviving corporation, but the shares of Common Stock are changed or exchanged, or (iii) 50% or more of the Company's assets or earning power are sold, each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of Common Stock (or under certain circumstances, an economically equivalent security or securities) of such other person which at the time of such transaction would have a market value of two times the exercise price of the Right. The

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

Rights, which do not have voting privileges, are subject to adjustment to prevent dilution and expire on January 5, 2006. The Company may redeem or exchange all, but not less than all, of the Rights at a price of $.01 per Right, payable in cash or Common Stock, at any time prior to such time as a person or group of affiliated or associated persons becomes an Acquiring Person.

         In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were owned beneficially by the Acquiring Person (which, from and after the later of the Rights distribution date and the date of the earliest of any such events, will be void), will thereafter have the right to receive, upon exercise thereof at the then-current exercise price of the Right, that number of shares of Common Stock (or, under certain circumstances, an economically equivalent security or securities of the Company) having a market value of two times the exercise price of the Right.

         At December 31, 2002, 7,473,158 shares of Common Stock were reserved for future issuance (735,701 shares in connection with outstanding warrants and 6,737,457 shares in connection with certain stock plans).

WARRANTS AND STOCK TRANSACTIONS

         In July 1997, in connection with a $7,500 bridge loan provided to the Company by an affiliate of an underwriter of the August 1997 public offering of Common Stock, the Company issued warrants entitling the affiliate to acquire 250,000 shares of Common Stock at an exercise price of $10.05 per share. During 2002, these warrants were exercised, with net proceeds to the Company of approximately $2,500.

         The Company issued warrants in 1996, which as of December 31, 2002, were held by the former Chairman of the Board of Directors, President and Chief Executive Officer of the Company, entitling him to acquire 735,701 shares of Common Stock at an exercise price of $5.26 per share, subject to reduction of the exercise price by a maximum of $1.00 per share based on the closing price of Common Stock on the day immediately prior to exercise of the warrant. The warrants expire December 31, 2007.

         In 2001, the Company sold 2,238,821 shares of common stock to the public, and the Estate of Arthur M. Goldberg, the former Chairman of the Company, exercised an outstanding warrant to purchase 2,207,104 shares of common stock which were sold to the public. The Company received net proceeds from these transactions of approximately $65,000, which was initially used to reduce bank debt and subsequently to fund a portion of capital expenditures.

STOCK PLANS

         In January 1996, the Board of Directors of the Company adopted the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for the grant of non-qualified stock options to non-employee directors of the Company.

         Initially, 100,000 shares of Common Stock were reserved for issuance under the Directors' Plan and, at December 31, 2002, 30,000 shares of Common Stock were available for future grant under the Directors' Plan. Stock options may not be granted under the Directors' Plan after January 3, 2006.

         Pursuant to the Directors' Plan, non-employee directors of the Company are granted an option to purchase 5,000 shares of Common Stock upon the commencement of service on the Board of Directors, with another option to purchase 5,000 shares of Common Stock granted on the second anniversary thereof. Additional grants of options may be made from time to time pursuant to the Directors' Plan. In September 2001 and December 2000, options to purchase 5,000 shares of Common Stock were granted to each non-employee director of the Company. Options under the Directors' Plan are generally granted with an exercise price equal to the fair market value of the Common Stock at the date of grant. Option grants under the Directors'

                     BALLY TOTAL FITNESS HOLDING CORPORATION

              (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

Plan become exercisable in three equal annual installments commencing one year from the date of grant and have a 10-year term.

         Also in January 1996, the Board of Directors of the Company adopted the 1996 Long-Term Incentive Plan (the "Incentive Plan"). The Incentive Plan provides for the grant of non-qualified stock options, incentive stock options and compensatory restricted stock awards (collectively "Awards") to officers and key employees of the Company. Initially, 2,100,000 shares of Common Stock were reserved for issuance under the Incentive Plan. In November 1997, June 1999, December 2000 and June 2002 the Incentive Plan was amended to increase the aggregate number of shares of Common Stock that may be granted under the Incentive Plan to an aggregate of 8,600,000 shares. At December 31, 2002, 2,803,979 shares of Common Stock were available for future grant under the Incentive Plan. Awards may not be granted under the Incentive Plan after January 3, 2006.

         Pursuant to the Incentive Plan, non-qualified stock options are generally granted with an exercise price equal to the fair market value of the Common Stock at the date of grant. Incentive stock options must be granted at not less than the fair market value of the Common Stock at the date of grant. Option grants become exercisable at the discretion of the Compensation Committee of the Board of Directors (the "Compensation Committee"), generally in three equal annual installments commencing one year from the date of grant. Option grants in 2002, 2001 and 2000 have 10-year terms.

         A summary of 2002, 2001 and 2000 stock option activity under the Directors' Plan and Incentive Plan is as follows:

                                                                           NUMBER
                                                                          OF SHARES   WEIGHTED-    RANGE OF
                                                                         REPRESENTED   AVERAGE     EXERCISE
                                                                          BY OPTIONS    PRICE       PRICES
                                                                         -----------  ---------  -------------
Outstanding at December 31, 1999 - 1,508,120 of which  were exercisable   2,931,096   $  17.97   $4.13 - 36.00

     Granted                                                                636,350      27.92   26.25 - 27.94
     Exercised                                                             (171,741)      9.15    4.13 - 18.50
     Forfeited                                                              (68,525)     25.24    4.13 - 36.00
                                                                          ---------
Outstanding at December 31, 2000 - 1,996,650 of which were exercisable    3,327,180      20.18    4.13 - 36.00

     Granted                                                                691,375      20.24   20.20 - 25.30
     Exercised                                                             (201,567)      9.41    4.13 - 24.38
     Forfeited                                                             (135,160)     16.89    4.13 - 36.00
                                                                          ---------
Outstanding at December 31, 2001 - 2,337,568 of which were exercisable    3,681,828      20.59    4.13 - 36.00

     Granted                                                                236,100      19.64   16.76 - 21.76
     Exercised                                                              (63,540)      7.69    4.13 - 18.50
     Forfeited                                                             (222,875)     25.08    4.13 - 36.00
                                                                          ---------
Outstanding at December 31, 2002 - 2,788,843 of which are exercisable     3,631,513      20.48    4.13 - 36.00
                                                                          =========

                   BALLY TOTAL FITNESS HOLDING CORPORATION

            (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

         A summary as of December 31, 2002, of options outstanding and options exercisable is as follows:

                    Options outstanding                         Options  exercisable
----------------------------------------------------------  ---------------------------
                               Weighted-
                                average
                               remaining      Weighted-                    Weighted-
   Range of        Shares     contractual      average        Shares        average
exercise prices  outstanding  life (years)  exercise price  exercisable  exercise price
---------------  -----------  ------------  --------------  -----------  --------------
$ 4.13 -  5.13      582,138        3.3        $     4.40       582,138     $     4.40
 12.00 - 18.50    1,004,047        5.6             17.46       904,047          17.54
 20.20 - 29.00    1,453,378        8.2             23.87       710,708          25.31
 32.94 - 36.00      591,950        6.6             33.10       591,950          33.10
--------------    ---------                                  ---------
$ 4.13 - 36.00    3,631,513        6.4             20.48     2,788,843          20.08
==============    =========                                  =========

         The Company has elected to follow APB No. 25, and related Interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123 requires use of option valuation models that were not developed for use in valuing stock options. Under APB No. 25, because the exercise price of the Company's stock options equals the market price of the Common Stock on the date of grant, no compensation expense is recognized.

         Had compensation cost been determined for the Company's stock option portion of the plans based on the fair value at the grant dates for awards under those plans consistent with the alternative method set forth under SFAS No. 123, the Company's pro forma net income (loss) would be:

                                                          2000         2001         2002
                                                       -----------  -----------  ----------
Net income, before stock-based compensation
  expense...........................................   $   78,610   $   80,707   $   4,454
  Stock-based compensation expense..................                                  (926)
                                                       ----------   ----------   ---------
Net income, as reported.............................       78,610       80,707       3,528
  Less: stock-based compensation expense determined
     under fair value based method..................       (4,634)      (5,328)     (5,357)
                                                       ----------   ----------   ---------
Pro forma net income (loss).........................   $   73,976   $   75,379   $  (1,829)
                                                       ==========   ==========   =========
Basic earnings (loss) per common share
  As reported.......................................   $     3.29   $     2.91   $    0.11
  Pro forma.........................................         3.10         2.72       (0.06)
Diluted earnings (loss) per common share
  As reported.......................................         2.84         2.70        0.11
  Pro forma.........................................         2.68         2.53       (0.06)
Weighted-average fair value of options granted......        12.80        10.46        9.93

         The fair value for the stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2002, 2001 and 2000: risk-free interest rate of 2.63%, 4.58% and 5.07%, respectively; no dividend yield; volatility factor of the expected market price of the common stock of 0.575, 0.543 and 0.445, respectively; and a weighted-average expected life of the options of five years.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's stock options have

                   BALLY TOTAL FITNESS HOLDING CORPORATION

            (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

         Pursuant to the Incentive Plan, restricted stock awards are rights granted to an employee to receive shares of stock without payment but subject to forfeiture and other restrictions as set forth in the Incentive Plan. Generally, the restricted stock awarded, and the right to vote such stock or to receive dividends thereon, may not be sold, exchanged or otherwise disposed of during the restricted period. Except as otherwise determined by the Compensation Committee, the restrictions and risks of forfeiture will lapse in three equal annual installments commencing one year after the date of grant.

         In 2002, 2001 and 2000, the Compensation Committee awarded 135,000 shares, 355,000 shares and 125,000 shares, respectively, of restricted Common Stock to certain key executives of the Company. These shares were issued in the employee's name and are held by the Company until the restrictions lapse. The restrictions on these shares lapse upon a change in control of the Company, the employee's death, termination of employment due to disability or the first date prior to December 31, 2005 which follows seven consecutive trading days on which the trading price equals or exceeds the targeted stock price of $42 per share. Upon the retirement of our former CEO in December 2002, we recognized $926 of compensation expense relating to the conversion of 135,000 shares of restricted stock at a market price of $6.87 per share. Unearned compensation of $25,509 is included in stockholders' equity for the remaining unvested shares.

         In November 1997, the Board of Directors of the Company adopted the Bally Total Fitness Holding Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan provides for the purchase of Common Stock by eligible employees (as defined) electing to participate in the plan. The stock can generally be purchased semi-annually at a price equal to the lesser of: (i) 95% of the fair market value of the Common Stock on the date when a particular offering commences or (ii) 95% of the fair market value of the Common Stock on the date when a particular offering expires. For each offering made under the Stock Purchase Plan, each eligible employee electing to participate in the Stock Purchase Plan will automatically be granted shares of Common Stock equal to the number of full shares which may be purchased from the employee's elected payroll deduction, with a maximum payroll deduction equal to 10% of eligible compensation, as defined. The first offering under the Stock Purchase Plan commenced on January 1, 1998 and expired on March 31, 1998. Thereafter, offerings commence on each April 1 and October 1 and expire on the following September 30 and March 31, respectively, until the Stock Purchase Plan is terminated or no additional shares are available for purchase. In December 2002, an additional 250,000 shares were reserved for future issuance. At December 31, 2002, 271,965 shares of Common Stock were available for future purchases under the Stock Purchase Plan. Pursuant to APB No. 25, no expense was recorded by the Company in connection with this plan.

SAVINGS PLANS

         The Company sponsors several defined contribution plans that provide retirement benefits for certain full-time employees. Eligible employees may elect to participate by contributing a percentage of their pre-tax earnings to the plans. Employee contributions to the plans, up to certain limits, are matched in various percentages by the Company. The Company's matching contributions related to the plans totaled $1,602, $1,631 and $1,579 for 2002, 2001 and 2000, respectively.

COMMITMENTS AND CONTINGENCIES

Operating Leases

         The Company leases various fitness center facilities, office facilities, and equipment under operating leases expiring in periods ranging from one to 25 years, excluding optional renewal periods. Certain leases contain contingent rental provisions generally related to cost-of-living criteria or revenues of the respective fitness centers. Rent expense under operating leases was $129,249, $114,092 and $107,917 for 2002, 2001 and 2000, respectively.

                   BALLY TOTAL FITNESS HOLDING CORPORATION

            (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

         Minimum future rent payments under long-term noncancellable operating leases in effect as of December 31, 2002, exclusive of taxes, insurance, other expenses payable directly by the Company and contingent rent, are $136,767, $138,513, $134,803, $126,521 and $113,484 for 2003 through 2007, respectively, and $568,176 thereafter.

Litigation

         The Company is involved in various claims and lawsuits incidental to its business, including claims arising from accidents at its fitness centers. In the opinion of management, the Company is adequately insured against such claims and lawsuits, and any ultimate liability arising out of such claims and lawsuits will not have a material adverse effect on the financial condition or results of operations of the Company. In addition, from time to time, customer complaints are investigated by governmental bodies. In the opinion of management, none of the complaints or investigations currently pending will have a material adverse effect on our financial condition or results of operations.

Other

         The Company guarantees the lease on one fitness center, as part of a joint venture with Holmes Place, Plc. The lease has a 15 year term which began in May 2002, with current annual rental (subject to escalation) of $600.

SUBSEQUENT EVENTS

         In the second quarter of 2003, the Company changed its accounting method (effective January 1, 2003) for the recognition of recoveries of unpaid dues on inactive membership contracts from accrual-based estimations to a cash basis of recognition, which is considered a preferable method of accounting for such past due amounts since it is less reliant on estimations. The effect of this change was a cumulative non-cash charge of $15,414 (net of tax effect of $4,868) or $.47 per diluted share.

         The Company also reported as discontinued operations an internet-based start-up company which was liquidated in the second quarter of 2003. The loss from discontinued operations (net of tax) was $2,181 and 1,467 in 2001 and 2002, respectively.

CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

         The following tables present the condensed consolidating balance sheet at December 31, 2002 and 2001, and the condensed consolidating statements of income and cash flows for the three years ended December 31, 2002, 2001 and 2000. The condensed consolidating financial statements present the accounts of Bally Total Fitness Holding Corporation ("Parent"), and its Guarantor and Non-Guarantor subsidiaries, as defined in the indenture to the Bally Total Fitness Holding Corporation 10 1/2% Senior Notes due 2011 ("the Notes") issued in July 2003. The Notes are unconditionally guaranteed, on a joint and several basis, by the Guarantor subsidiaries including substantially all domestic subsidiaries of Bally Total Fitness Holding Corporation. Non-Guarantor subsidiaries include H & T Receivable Funding Corporation, Bally ARA Corporation, Lincoln Indemnity Company, Bally Matrix Fitness Centre Ltd., BTF Cincinnati Corporation, Bally Real Estate I, LLC, Bally Real Estate II, LLC, Bally Real Estate III, LLC, Bally Real Estate IV, LLC, BTFCC, Inc., BSPS, LLC, BTF Canada Corporation, BTF Europe Corporation, BTFF Corporation, BTF Indianapolis Corporation, BTF Minneapolis Corporation, BTF PA Corporation, BTF PA LLC and Efit.COM Incorporated.

                 BALLY TOTAL FITNESS HOLDING CORPORATION

                  CONDENSED CONSOLIDATING BALANCE SHEET

                                                                        DECEMBER 31, 2002
                                         -------------------------------------------------------------------------------
                                                         GUARANTOR      NON-GUARANTOR                      CONSOLIDATED
                                            PARENT      SUBSIDIARIES     SUBSIDIARIES    ELIMINATIONS         TOTAL
                                         ------------   -------------   -------------  ---------------    --------------
                                                                          (IN THOUSANDS)
ASSETS
Current assets:
  Cash and equivalents................   $         --   $       9,198   $      3,709   $            --    $       12,907
  Installment contracts
    receivable, net...................             --           2,416        269,115                --           271,531
  Other current assets................             --          91,073          1,691                --            92,764
                                         ------------   -------------   ------------   ---------------    --------------
    Total current assets..............             --         102,687        274,515                --           377,202
Installment contracts
  receivable, net.....................             --           2,230        248,844                --           251,074
Net property and equipment,
  at cost.............................             --         613,142         44,397                --           657,539
Goodwill..............................         31,390         187,762         23,702                --           242,854
Trademarks............................          6,767             202             --                --             6,969
Intangible assets, net................             --           2,786             --                --             2,786
Deferred income taxes.................             --          81,314             --                --            81,314
Deferred membership
  origination costs...................             --         117,832          1,652                --           119,484
Investment in and advances
  to subsidiaries.....................      1,025,011         219,730             --        (1,244,741)               --
Other assets..........................          8,024           5,950         18,678                --            32,652
                                         ------------   -------------   ------------   ---------------    --------------
                                         $  1,071,192   $   1,333,635   $    611,788   $    (1,244,741)   $    1,771,874
                                         ============   =============   ============   ===============    ==============
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................   $         --   $      51,264   $        488   $            --    $       51,752
  Income taxes payable................             --           1,493              4                --             1,497
  Deferred income taxes...............             --          28,252          1,051                --            29,303
  Accrued liabilities.................         13,832          72,336          1,515                --            87,683
  Current maturities of
    long-term debt....................         21,675           4,285          2,944                --            28,904
  Deferred revenues...................             --         267,317          3,714                --           271,031
                                         ------------   -------------   ------------   ---------------    --------------
    Total current
      liabilities.....................         35,507         424,947          9,716                --           470,170
Long-term debt, less current
  maturities..........................        506,209          19,148        172,493                --           697,850
Net affiliate payable.................             --         621,526        258,703          (880,229)               --
Other liabilities.....................             --          10,185            504                --            10,689
Deferred revenues.....................             --          62,761            928                --            63,689
Stockholders' equity..................        529,476         195,068        169,444          (364,512)          529,476
                                         ------------   -------------   ------------   ---------------    --------------
                                         $  1,071,192   $   1,333,635   $    611,788   $    (1,244,741)   $    1,771,874
                                         ============   =============   ============   ===============    ==============

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                   CONDENSED CONSOLIDATING STATEMENT OF INCOME

                                                                      YEAR ENDED DECEMBER 31, 2002
                                             ------------------------------------------------------------------------------
                                                             GUARANTOR      NON-GUARANTOR                    CONSOLIDATED
                                                PARENT      SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS        TOTAL
                                             ------------  --------------   ------------    --------------  ---------------
                                                                             (IN THOUSANDS)
Net revenues:
  Membership revenue.....................    $        --   $      704,249   $    26,340     $          --   $      730,589
  Products and services..................             --          211,531         6,136                --          217,667
  Miscellaneous revenue..................             --           18,161         1,461                --           19,622
                                             -----------   --------------   -----------     -------------   --------------
                                                      --          933,941        33,937                --          967,878
  Special charge to membership
     receivable reserve..................             --          (55,000)           --                --          (55,000)
                                             -----------   --------------   -----------     -------------   --------------
                                                      --          878,941        33,937                --          912,878
Operating costs and expenses:
  Fitness center operations..............             --          536,956        20,793                --          557,749
  Products and services..................             --          136,958         4,612                --          141,570
  Member processing and
     collection centers..................             --           27,378        17,962                --           45,340
  Advertising............................             --           54,050         1,497                --           55,547
  General and administrative.............          4,146           26,257         1,601                --           32,004
  Special charges........................          7,330            9,897            --                --           17,227
  Depreciation and amortization..........             --           71,912         2,434                --           74,346
                                             -----------   --------------   -----------     -------------   --------------
                                                  11,476          863,408        48,899                --          923,783
                                             -----------   --------------   -----------     -------------   --------------
Operating income (loss)..................        (11,476)          15,533       (14,962)               --          (10,905)
Equity in net income of subsidiaries.....         47,834               --            --           (47,834)              --
Finance charges earned...................             --              610        67,161                --           67,771
Interest expense.........................        (43,223)          (2,109)      (10,136)               --          (55,468)
Other, net...............................             --               25          (591)               --             (566)
                                             -----------   --------------   -----------     -------------   --------------
                                                   4,611           (1,474)       56,434           (47,834)          11,737
                                             -----------   --------------   -----------     -------------   --------------
Income from continuing operations
  before income taxes....................         (6,865)          14,059        41,472           (47,834)             832
Income tax benefit (provision)...........         10,393            1,668        (7,898)               --            4,163
                                             -----------   --------------   -----------     -------------   --------------
Income from continuing operations........          3,528           15,727        33,574           (47,834)           4,995
Loss from discontinued operations
  (net of tax benefit of $354)...........             --               --        (1,467)               --           (1,467)
                                             -----------   --------------   ------------    -------------   --------------

Net income...............................    $     3,528   $       15,727   $    32,107     $     (47,834)  $        3,528
                                             ===========   ==============   ===========     =============   ==============

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                                      YEAR ENDED DECEMBER 31, 2002
                                               ------------------------------------------------------------------------
                                                               GUARANTOR     NON-GUARANTOR                 CONSOLIDATED
                                                  PARENT      SUBSIDIARIES    SUBSIDIARIES  ELIMINATIONS      TOTAL
                                               ------------   ------------   -------------  ------------   ------------
                                                                            (IN THOUSANDS)
OPERATING:
  Net income.................................  $      3,528   $     15,727   $     32,107   $    (47,834)  $     3,528
  Adjustments to reconcile to cash
    provided--
    Depreciation and amortization,
      including amortization
      included in interest
      expense................................         2,217         72,231          3,788             --        78,236
    Stock-based compensation.................           926             --             --             --           926
    Changes in operating assets and
      liabilities............................         6,143        (37,640)         2,308             --       (29,189)
                                               ------------   ------------   ------------   ------------   -----------
    Cash provided by operating
      activities.............................        12,814         50,318         38,203        (47,834)       53,501
INVESTING:
  Purchases and construction of
    property and equipment...................            --        (64,827)       (10,313)            --       (75,140)
  Purchases of real estate...................            --        (11,510)            --             --       (11,510)
  Acquisitions of businesses and
    other....................................                       (4,212)        (2,398)                      (6,610)
  Investment in and advances to
    subsidiaries.............................       (41,706)            --             --         41,706            --
                                               ------------   ------------   ------------   ------------   -----------
    Cash used in investing
      activities.............................       (41,706)       (80,549)       (12,711)        41,706       (93,260)
FINANCING:
  Debt transactions--
    Net borrowings under revolving
      credit agreement.......................        31,500             --             --             --        31,500
    Net borrowings (repayments) of
      other long-term debt...................        (5,107)       (10,520)        25,555             --         9,928
    Change in affiliate payable..............            --         41,514        (47,642)         6,128            --
    Debt issuance and refinancing
      costs..................................          (934)            --           (571)            --        (1,505)
                                               ------------   ------------   ------------   ------------   -----------
      Cash provided by (used in)
         debt transactions...................        25,459         30,994        (22,658)         6,128        39,923
Equity transactions--
  Proceeds from exercise of warrants.........         2,513             --             --             --         2,513
  Proceeds from issuance of common
    stock under stock purchase and
    option plans.............................         1,780             --             --             --         1,780
  Purchases of common stock for
    treasury.................................          (860)            --             --             --          (860)
                                               ------------   ------------   ------------   ------------   -----------
      Cash provided by (used in)
         financing activities................        28,892         30,994        (22,658)         6,128        43,356
                                               ------------   ------------   ------------   ------------   -----------
Increase in cash and equivalents.............            --            763          2,834             --         3,597
Cash and equivalents, beginning of
  year.......................................            --          8,435            875             --         9,310
                                               ------------   ------------   ------------   ------------   -----------
Cash and equivalents, end of year............  $         --   $      9,198   $      3,709   $         --   $    12,907
                                               ============   ============   ============   ============   ===========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                      CONDENSED CONSOLIDATING BALANCE SHEET

                                                            DECEMBER 31, 2001
                                 --------------------------------------------------------------------------
                                                  GUARANTOR    NON-GUARANTOR                   CONSOLIDATED
                                     PARENT      SUBSIDIARIES  SUBSIDIARIES     ELIMINATIONS       TOTAL
                                 -----------    -------------  ------------     ------------   ------------
                                                                (IN THOUSANDS)
ASSETS
Current assets:
  Cash and equivalents.........  $        --    $     8,435      $     875     $         --     $     9,310
  Installment contracts
    receivable, net............           --          2,643        251,769               --         254,412
  Other current assets.........           --         97,134          1,964               --          99,098
                                 -----------    -----------      ---------     ------------     -----------
    Total current assets.......           --        108,212        254,608               --         362,820
Installment contracts
  receivable, net..............           --          2,863        270,744               --         273,607
Net property and equipment, at
  cost.........................           --        592,040         36,594               --         628,634
Goodwill.......................       31,390        172,145         23,166               --         226,701
Trademarks.....................        6,767            202             --               --           6,969
Intangible assets, net.........           --          3,367             --               --           3,367
Deferred income taxes..........           --         76,104             --               --          76,104
Deferred membership
  origination costs............           --        111,472          1,487               --         112,959
Investment in and advances to
  subsidiaries.................      974,450        216,140             --       (1,190,590)             --
Other assets...................        9,282          7,939          8,508               --          25,729
                                 -----------    -----------      ---------     ------------     -----------
                                 $ 1,021,889    $ 1,290,484      $ 595,107     $ (1,190,590)    $ 1,716,890
                                 ===========    ===========      =========     ============     ===========
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.............  $        --    $    50,042      $     429     $         --     $    50,471
  Income taxes payable.........           --          2,027            (53)              --           1,974
  Deferred income taxes........           --         31,198          1,148               --          32,346
  Accrued liabilities..........        7,664         66,371          1,274               --          75,309
  Current maturities of long-
    term debt..................       18,894          3,567          2,841               --          25,302
  Deferred revenues............           --        291,093          3,837               --         294,930
                                 -----------    -----------      ---------     ------------     -----------
    Total current
      liabilities..............       26,558        444,298          9,476               --         480,332
Long-term debt, less current
  maturities...................      482,597         16,792        140,480               --         639,869
Net affiliate payable..........           --        567,567        307,965         (875,532)             --
Other liabilities..............           --         12,045            510               --          12,555
Deferred revenues..............           --         70,441            959               --          71,400
Stockholders' equity...........      512,734        179,341        135,717         (315,058)        512,734
                                 -----------    -----------      ---------     ------------     -----------
                                 $ 1,021,889    $ 1,290,484      $ 595,107     $ (1,190,590)    $ 1,716,890
                                 ===========    ===========      =========     ============     ===========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                   CONDENSED CONSOLIDATING STATEMENT OF INCOME

                                                        YEAR ENDED DECEMBER 31, 2001
                                      -------------------------------------------------------------------
                                                   GUARANTOR    NON-GUARANTOR                CONSOLIDATED
                                        PARENT    SUBSIDIARIES   SUBSIDIARIES  ELIMINATIONS      TOTAL
                                      ---------   ------------  -------------  ------------  ------------
                                                                (IN THOUSANDS)
Net revenues
  Membership revenue ..............   $      --    $ 666,144      $  23,403      $      --    $ 689,547
  Products and services ...........          --      140,193          4,733             --      144,926
  Miscellaneous revenue ...........          --       13,200          3,831             --       17,031
                                      ---------    ---------      ---------      ---------    ---------
                                             --      819,537         31,967             --      851,504
Operating costs and expenses:
  Fitness center operations .......          --      475,256         21,681             --      496,937
  Products and services ...........          --       87,765          3,611             --       91,376
  Member processing and
     collection centers ...........          --       20,301         22,003             --       42,304
  Advertising .....................          --       52,447          1,548             --       53,995
  General and administrative.......       4,111       23,130             50             --       27,291
  Special charges .................          --        6,700             --             --        6,700
  Depreciation and amortization ...       1,949       68,064          2,911             --       72,924
                                      ---------    ---------      ---------      ---------    ---------
                                          6,060      733,663         51,804             --      791,527
                                      ---------    ---------      ---------      ---------    ---------
Operating income (loss) ...........      (6,060)      85,874        (19,837)            --       59,977
Equity in net income of
  subsidiaries ....................     127,997           --             --       (127,997)          --
Finance charges earned ............          --          673         66,585             --       67,258
Interest expense ..................     (41,230)      (2,036)       (15,582)            --      (58,848)
Other, net ........................          --          425            326             --          751
                                      ---------    ---------      ---------      ---------    ---------
                                         86,767         (938)        51,329       (127,997)       9,161
                                      ---------    ---------      ---------      ---------    ---------
Income from continuing operations
  before income tax ...............      80,707       84,936         31,492       (127,997)      69,138

Income tax benefit (provision).....          --       14,905         (1,155)            --       13,750
                                      ---------    ---------      ---------      ---------    ---------
Income from continuing operations..      80,707       99,841         30,337       (127,997)      82,888
Loss from discontinued operations..          --           --         (2,181)            --       (2,181)
                                      ---------    ---------      ---------      ---------    ---------
Net income ........................   $  80,707    $  99,841      $  28,156      $(127,997)   $  80,707
                                      =========    =========      =========      =========    =========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                              YEAR ENDED DECEMBER 31, 2001
                                          ---------------------------------------------------------------------
                                                           GUARANTOR   NON-GUARANTOR               CONSOLIDATED
                                            PARENT       SUBSIDIARIES  SUBSIDIARIES  ELIMINATIONS      TOTAL
                                          ----------     ------------  ------------  ------------  ------------
                                                                       (IN THOUSANDS)
OPERATING:
  Net income..........................    $   80,707      $  99,841     $  28,156    $ (127,997)   $   80,707
  Adjustments to reconcile to cash
    provided--
    Depreciation and amortization,
      including amortization included
      in interest expense.............         3,879         68,265         4,721            --        76,865
    Changes in operating assets and
      liabilities.....................         2,500        (69,247)       10,947            --       (55,800)
                                          ----------      ---------     ---------    ----------    ----------
    Cash provided by operating
      activities......................        87,086         98,859        43,824      (127,997)      101,772
INVESTING:
  Purchases and construction of
    property and equipment............            --        (85,782)       (5,389)           --       (91,171)
  Acquisitions of businesses and
    other.............................            --        (24,994)       (5,698)           --       (30,692)
  Investment in and advances to
    subsidiaries......................      (172,126)            --            --       172,126            --
                                          ----------      ---------     ---------    ----------    ----------
    Cash used in investing
      activities......................      (172,126)      (110,776)      (11,087)      172,126      (121,863)
FINANCING:
  Debt transactions--
    Net repayments under revolving
      credit agreement................       (51,500)            --            --            --       (51,500)
    Net borrowings (repayments) of
      other long-term debt............        70,401        (27,152)      (39,145)           --         4,104
    Change in affiliate payable.......            --         37,674         6,455       (44,129)           --
    Debt issuance and refinancing
      costs...........................        (2,153)            --        (2,416)           --        (4,569)
                                          ----------      ---------     ---------    ----------    ----------
      Cash provided by (used in)debt
         transactions.................        16,748         10,522       (35,106)      (44,129)      (51,965)
  Equity transactions--
    Proceeds from sale of common
      stock...........................        53,827             --            --            --        53,827
    Proceeds from exercise of
      warrants........................        11,609             --            --            --        11,609
    Proceeds from issuance of common
      stock under stock purchase and
      option plans....................         2,856             --            --            --         2,856
                                          ----------      ---------     ---------    ----------    ----------
      Cash provided by (used in)
         financing activities.........        85,040         10,522       (35,106)      (44,129)       16,327
                                          ----------      ---------     ---------    ----------    ----------
Decrease in cash and equivalents......            --         (1,395)       (2,369)           --        (3,764)
Cash and equivalents, beginning of
  year................................            --          9,830         3,244            --        13,074
                                          ----------      ---------     ---------    ----------    ----------
Cash and equivalents, end of year.....    $       --      $   8,435     $     875    $       --    $    9,310
                                          ==========      =========     =========    ==========    ==========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                   CONDENSED CONSOLIDATING STATEMENT OF INCOME

                                                  YEAR ENDED DECEMBER 31, 2000
                              -----------------------------------------------------------------------
                                            GUARANTOR     NON-GUARANTOR                  CONSOLIDATED
                                PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
                              ----------   ------------   ------------    ------------   ------------
                                                          (IN THOUSANDS)
Net revenues:
  Membership revenue........  $       --    $ 636,677       $  22,602      $       --     $ 659,279
  Products and services.....          --      107,875           2,994              --       110,869
  Miscellaneous revenue.....          --       14,573           1,141              --        15,714
                              ----------    ---------       ---------      ----------     ---------
                                      --      759,125          26,737              --       785,862
Operating costs and
  expenses:
  Fitness center operations.          --      449,176          17,526              --       466,702
  Products and services.....          --       69,347           2,369              --        71,716
  Member processing and
     collection centers.....          --       13,918          29,568              --        43,486
  Advertising...............          --       50,330           1,113              --        51,443
  General and
     administrative.........       4,322       24,595              47              --        28,964
  Special charges...........          --        1,420           5,080              --         6,500
  Depreciation and
     amortization...........       1,800       60,361           3,444              --        65,605
                              ----------    ---------       ---------      ----------     ---------
                                   6,122      669,147          59,147              --       734,416
                              ----------    ---------       ---------      ----------     ---------
Operating income (loss).....      (6,122)      89,978         (32,410)             --        51,446
Equity in net income of
  subsidiaries..............     126,945           --              --        (126,945)           --
Finance charges earned......          --          411          68,051              --        68,462
Interest expense............     (42,213)      (2,001)        (17,844)             --       (62,058)
Other, net..................          --          644           1,116              --         1,760
                              ----------    ---------       ---------      ----------     ---------
                                  84,732         (946)         51,323        (126,945)        8,164
                              ----------    ---------       ---------      ----------     ---------
Income before income taxes..      78,610       89,032          18,913        (126,945)       59,610
Income tax benefit
  (provision)...............          --       20,084          (1,084)             --        19,000
                              ----------    ---------       ---------      ----------     ---------
Net income..................  $   78,610    $ 109,116       $  17,829      $ (126,945)    $  78,610
                              ==========    =========       =========      ==========     =========

                     BALLY TOTAL FITNESS HOLDING CORPORATION

                 CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                             YEAR ENDED DECEMBER 31, 2000
                                        -------------------------------------------------------------------------
                                                       GUARANTOR     NON-GUARANTOR                   CONSOLIDATED
                                          PARENT     SUBSIDIARIES     SUBSIDIARIES    ELIMINATIONS      TOTAL
                                        ----------   ------------    -------------    ------------   ------------
                                                                     (IN THOUSANDS)
OPERATING:
  Net income..........................  $   78,610    $ 109,116       $  17,829       $ (126,945)     $   78,610
  Adjustments to reconcile to cash
    provided--
    Depreciation and amortization,
      including amortization
      included in interest
      expense.........................       3,734       60,592           5,055               --          69,381
    Changes in operating assets and
      liabilities.....................      (2,299)     (40,677)        (55,848)              --         (98,824)
                                        ----------    ---------       ---------       ----------      ----------
    Cash provided by (used in)
      operating activities............      80,045      129,031         (32,964)        (126,945)         49,167
INVESTING:
  Purchases and construction of
    property and equipment............          --      (99,295)         (5,444)              --        (104,739)
  Purchases of real estate............          --       (3,655)             --               --          (3,655)
  Acquisitions of businesses and
    other.............................          --       (4,066)             --               --          (4,066)
  Investment in and advances to
    subsidiaries......................    (166,219)      (2,822)             --          169,041              --
                                        ----------    ---------       ---------       ----------      ----------
    Cash used in investing
      activities......................    (166,219)    (109,838)         (5,444)         169,041        (112,460)
FINANCING:
  Debt transactions--
    Net borrowings under revolving
      credit agreement................      69,500           --              --               --          69,500
    Net borrowings (repayments) of
      other long-term debt............      14,596      (30,648)         (2,609)              --         (18,661)
      Change in affiliate payable.....          --           --          42,096          (42,096)             --
                                        ----------    ---------       ---------       ----------      ----------
      Cash provided by (used in)
         debt transactions............      84,096      (30,648)         39,487          (42,096)         50,839
  Equity transactions--
    Proceeds from issuance of common
      stock under stock purchase and
      option plans....................       2,078           --              --               --           2,078
                                        ----------    ---------       ---------       ----------      ----------
      Cash provided by (used in)
         financing activities.........      86,174      (30,648)         39,487          (42,096)         52,917
                                        ----------    ---------       ---------       ----------      ----------
Increase (decrease) in cash and
  equivalents.........................          --      (11,455)          1,079               --         (10,376)
Cash and equivalents, beginning of
  year................................          --       21,285           2,165               --          23,450
                                        ----------    ---------       ---------       ----------      ----------
Cash and equivalents, end of year.....  $       --    $   9,830       $   3,244       $       --      $   13,074
                                        ==========    =========       =========       ==========      ==========

                     BALLY TOTAL FITNESS HOLDING CORPORATION
            QUARTERLY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                                                                               QUARTER ENDED
                                               --------------------------------------------------------------------------------
                                                   MARCH 31            JUNE 30           SEPTEMBER 30          DECEMBER 31
                                               ----------------    -----------------    ----------------     ------------------
                                               2002       2001      2002       2001      2002      2001        2002       2001
                                               -----    -------    ------    -------    ------     -----     -------     ------
                                                                    (In millions, except per share data)

Net revenues                                  $240.4     $213.7     $246.3   $216.4     $243.1    $209.7     $183.1     $211.7

Operating income (loss)                         17.3       17.2      17.6      17.4        7.5      10.1      (53.3)      15.3

Income (loss) from continuing
   operations                                   19.8       19.0      16.4      19.9        7.6      27.2      (38.8)      16.8

Loss from discontinued operations               (0.4)      (0.3)     (0.3)     (0.7)      (0.4)     (0.7)      (0.3)      (0.5)

Net income (loss)                               19.4       18.7      16.1      19.2        7.2      26.5      (39.2)      16.3

Basic earnings (loss) per
 common share:
 Income (loss) from continuing
   operations                                  $ 0.62    $   .76    $ 0.51    $  .69    $  0.23    $  .95    $ (1.20)   $   .59
 Loss from discontinued operations              (0.01)     (0.01)    (0.01)    (0.02)     (0.01)    (0.03)     (0.01)     (0.02)
                                               ------    -------    ------    ------    -------    ------    -------    -------
 Net income (loss) per common share            $ 0.61    $  0.75    $ 0.50    $ 0.67    $  0.22    $ 0.92    $ (1.21)   $  0.57
                                               ======    =======    ======    ======    =======    ======    =======    =======

Diluted earnings (loss) per
 common share:
 Income (loss) from continuing
   operations                                  $ 0.60    $  0.66    $ 0.49    $ 0.65    $  0.23    $ 0.90    $ (1.20)   $  0.56
 Loss from discontinued operations              (0.01)     (0.01)    (0.01)    (0.02)     (0.01)    (0.02)     (0.01)     (0.02)
                                               ------    -------    ------    ------    -------    ------    -------    -------
 Net income (loss) per common share            $ 0.59    $  0.65    $ 0.48    $ 0.63    $  0.22    $ 0.88    $ (1.21)   $  0.54
                                               ======    =======    ======    ======    =======    ======    =======    =======

Pro forma amounts, assuming the
  new accounting principle is
  applied retroactively:
   Income (loss) from continuing
     operations                                 $21.7     $ 17.9     $16.7     $18.9     $  7.2     $26.2     $(39.2)    $ 15.8
   Net income (loss)                             21.3       17.6      16.4      18.2        6.8      25.5      (39.5)      15.3
   Basic net income (loss) per
     common share                                0.67       0.71      0.51      0.64       0.21      0.89      (1.22)      0.53
   Diluted net income (loss) per
     common share                                0.65       0.61      0.49      0.60       0.21      0.84      (1.22)      0.51


1. In the fourth quarter of 2002, we recorded a pretax non-cash charge of $55 million ($1.29 per diluted share), which was netted against net revenues to strengthen our installment contracts receivable reserves. Upon the retirement of our former CEO in December 2002, a fourth quarter 2002 special charge of $7.3 million ($.17 per diluted share) was recorded to provide for amounts due pursuant to a separation agreement. Also in the fourth quarter, we recorded a $3.4 ($.08 per diluted share) million write down of inventory to recognize inventory shortages discovered upon installation of a more sophisticated in-club computer system. During the third quarter of 2002, we recorded a special charge of $6.5 million ($.15 per diluted share) to settle a class action lawsuit arising in the early 1990's. In the first quarter of 2002, we reduced our tax valuation allowance against net operating losses realized in prior periods by $4 million. This adjustment decreased the income tax provision, increasing net income.

2. In the third quarter of 2001, the Company recorded a net benefit of special items of $8.3 million ($.27 per diluted share) to record special charges primarily related to the September 11th tragedy and a one-time markdown of retail apparel, offset by a reduction of a tax valuation allowance as a result of continued improved operating results and trends.

3. In the second quarter of 2003, the Company changed its accounting method (effective January 1, 2003) for the recognition of recoveries of unpaid dues on inactive membership contracts from accrual-based estimations to a cash basis of recognition, which is considered a preferable method of accounting for such past due amounts since it is less reliant on estimations. The quarterly information is shown above on a pro forma basis.

4.    The Company's operations are subject to seasonal factors.